Exhibit 10.1
FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement is made as of _____, 2008 by and between Lank Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-148001 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective on [_____], 2008 by the Securities and Exchange Commission (“Effective Date”); and

WHEREAS, the Company has issued securities in a private placement (the “Placement”); and

WHEREAS, Citigroup Global Markets Inc. (“Citi”) is acting as the representative of the underwriters (“Underwriters”) in the IPO pursuant to an underwriting agreement dated on or about the date hereof between the Company and Citi (“Underwriting Agreement”); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s amended and restated certificate of incorporation, upon execution of this Agreement or as promptly thereafter as practicable, the Company shall deliver to the Trustee an amount equal to the sum of (i) $115,437,500 of the net proceeds of the IPO ($132,875,000 if the underwriters’ over-allotment option is exercised in full) (the “IPO Proceeds”) and (ii) $2,750,000 the gross proceeds of the Placement in accordance with the Subscription Agreement, dated as of November 15, 2007, among the Company and certain purchasers (together with the IPO Proceeds, the “Base Deposit”), to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share, included as part of the units of the Company’s securities issued in the IPO (“Common Stock”). The amount to be delivered to the Trustee is referred to herein as the “Property”, and the parties for whose benefit the Trustee shall hold the Property are referred to together with the Company as the “Beneficiaries”; and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $4,062,500 (or $4,671,875 if the underwriters’ over-allotment option is exercised in full, subject to proportional adjustment pursuant to the Underwriting Agreement if the underwriters’ over-allotment is exercised in part, but not in full, prior to its expiration as specified in a notice pursuant to Section 3(h)) is attributable to deferred underwriting commissions that will become payable by the Company to the underwriters upon the consummation of an initial business combination (“Deferred Fee”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   Agreements and Covenants of Trustee . The Trustee hereby agrees and covenants to:

(a)    Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in segregated trust accounts (“Trust Account”) established by the Trustee with JPMorgan Chase, N.A.;

(b)    Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)    In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in any “Government Security” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, that only invest in government securities having a maturity of 180 days or less;

(d)    Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)    Promptly notify the Company and Citi of all communications received by it with respect to any Property requiring action by the Company;

(f)    Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g)    Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Citi to do so;

(h)    Render to the Company and to Citi, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)    Commence liquidation of the Trust Account only upon receipt of the Officers Certificate signed by any President and any Chief Financial Officer of the Company in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B , signed on behalf of the Company by either of its Presidents and either of its Chief Financial Officers, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein , as part of the Company’s plan of dissolution and liquidation approved by the Company’s stockholders; provided, however, that the Trustee shall (1) from time to time as may be necessary, timely pay any taxes incurred as a result of interest or other income earned on the Property held in the Trust Account (or to reimburse the Company for previous payments thereof), upon receipt and in accordance with the terms of a letter in form substantially similar to that attached hereto as Exhibit C (a “Tax Disbursement Letter”), signed on behalf of the Company by a duly authorized executive officer of the Company and copied to Authorized Counsel, requesting Trustee distribute such funds to the person or persons indicated on the Schedule of Tax Payments attached to the Tax Disbursement Letter, and (2) from time to time, only upon receipt and in accordance with the terms of a letter in form substantially similar to that attached hereto as Exhibit D (a “Disbursement Letter”), signed on behalf of the Company by a duly authorized executive officer of the Company and copied to Authorized Counsel, distribute to the Company such amount as may be requested by the Company for working capital requirements as directed in the Disbursement Letter and the other documents referred to therein, provided, however, that the aggregate amount distributed by the Trustee to the Company pursuant to this Section 1(i)(2) may not exceed the lesser of (y) the aggregate amount of interest and any other income actually received or paid on amounts in the Trust Account less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of 40% and (z) $1,750,000, subject to proportional adjustment in the event that the underwriters’ over allotment option is exercised in full or in part, up to a maximum of $2,000,000. In addition, if as of the date of a Termination Letter in form substantially similar to that attached hereto as Exhibit B, should the Company have received the full amount of its disbursements pursuant to the preceding sentence, and should such funds be insufficient to cover the Company’s costs and expenses incurred in connection with the adoption and implementation of its plan of dissolution and its liquidation, to the extent there is any interest accrued in the Trust Account not required to be used to pay income taxes on interest income earned on the Trust Account balance, the Company may request in the Termination Letter that the Trustee release to it an additional amount of up to $50,000 of such accrued interest to pay costs and expenses incurred in connection with its dissolution and liquidation. For purposes of this Agreement, “Authorized Counsel” shall mean, at any date, the attorney retained and authorized by the Company to perform such functions. The Trustee understands and agrees that, except as provided in Section 3(i) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stockholder vote in favor of the Business Combination (as hereinafter defined). In all cases, the Trustee shall provide Citi with a copy of any Termination Letters, Officers Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. As used in this Agreement, the term “Business Combination” means the acquisition by the Company, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, of one or more businesses or assets in the general industrial sectors; and

(j) Not seek reimbursement or otherwise make any claim against the Trust Account. The Trustee acknowledges and agrees it has no right, title, interest, or claim of any kind in or to any monies in the Trust Account, and hereby waives any claim in or to any monies in the Trust Account it may have in the future and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against the Trust Account for any reason whatsoever.

2.   Limited Distributions of Income on Property.

(a)    If there is any income tax obligation relating to the income from the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company or the Internal Revenue Service by wire transfer or check (as directed by the Company in its instruction letter), out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes.

(b)    Upon written request from the Company containing certification that such distribution pursuant to this Section 2(b) shall only be used to fund the working capital requirements of the Company and the costs related to identifying, researching and acquiring a prospective target businesses, in each case as described in the prospectus that forms a part of the Registration Statement, the Trustee shall distribute to the Company an aggregate amount that may not exceed the lesser of (y) the aggregate amount of interest and any other income actually received or paid on amounts in the Trust Account less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of 40% and (z) $1,750,000, subject to proportional adjustment in the event that the underwriters’ over allotment option is exercised in full or in part, up to a maximum of $2,000,000.

(c)     Upon receipt by the Trustee of a written instruction from the Company for distributions from the Trust Account in connection with a plan of dissolution and distribution, accompanied by an Officers Certificate signed by the Chief Executive Officer or any President and any Chief Financial Officer of the Company certifying as true, accurate and complete (i) a statement of the amount of actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and distribution, including any fees and expenses incurred or imminently to be incurred by the Company in connection with seeking stockholder approval of the Company’s plan of dissolution and distribution, (ii) any amounts due to pay creditors or required to reserve for payment to creditors, and (iii) the sum of (i) and (ii), the Trustee shall distribute to the Company an amount, as directed by the Company in the instruction letter, up to the sum of (i) and (ii) as indicated in the instruction letter.

(d)   Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 3(i) hereof.

3.   Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a)    To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or any President and any Chief Financial Officer. In addition, except with respect to its duties under paragraph 1(i) and 3(i), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or Citi shall promptly confirm such instructions in writing;

(b)    To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Company shall obtain the consent of the Trustee with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may not agree to settle any Indemnified Claim without the prior written consent of the Trustee. The Trustee may participate in such action with its own counsel at its own expense;

(c)    Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d)    That, in the event the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party designated by Citi shall act as the inspector of election to certify the results of the stockholder vote;

(e)    That the Officers Certificate referenced in Section 1(i) hereof shall require the Company’s Chief Executive Officer or any President, together with any Chief Financial Officer of the Company to each certify the following: (1) prior to the Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement and (2) the Board of Directors (the “Board”), pursuant to the written consent of the Board, has approved the Business Combination. A copy of such consent and the definitive agreement relating to the Business Combination so approved shall be attached as exhibits to the Officers Certificate;

(f) In connection with any vote of the Company’s stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(g) In connection with any vote of the Company’s stockholders regarding a dissolution and liquidation, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such dissolution and liquidation;

(h) Within five business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Deferred Fee, which shall in no event be less than $4,062,500;

 (i) ( i )    Subject to the limitation and condition set forth in paragraph ( ii ) of this section 3(i), as soon as practicable after the date which is 24 months from the date of this Agreement (the “Termination Date”), instruct the Trustee to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation approved by the Company’s stockholders. The Trustee, upon receiving written instruction from the Company and Citi, shall deliver a notice to Public Stockholders of record as of the Termination Date by U.S. mail or via the Depository Trust Company (“DTC”), within five days of receiving instructions from the Company to do so, notifying the Public Stockholders of such event. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee.

( ii )   Paragraph ( i ) of this Section 3(i) shall be subject to the following condition and limitation:

On the date on which the Trustee is to begin delivery to each Public Stockholder of its ratable share of the Property, the Company shall provide written instructions to the Trustee to deliver the Property according to the following schedule: First, to each Public Stockholder an amount equal to $9.78 for each share represented by certificates delivered by such Public Stockholder to the Company or the Trustee as prescribed in Paragraph ( i ) of Section 3(i) of this Agreement, and Second, to deliver to each Public Stockholder the remainder, if any, of its ratable share of the Property.

4.   Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)    Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)    Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)    Change the investment of any Property, other than in compliance with Section 1(c);

(d)    Refund any depreciation in principal of any Property;

(e)    Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)    Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)    Pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 2(a) hereof).

5.   Certain Rights Of Trustee.

(a)    Before the Trustee acts or refrains from acting, it may require an Officers Certificate or opinion of Company counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers Certificate or opinion of counsel.

(b)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c)    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement. The Trustee shall not be accountable for the Company’s use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

6.   Termination. This Agreement shall terminate as follows:

(a)    If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time as the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, in the event the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

(b)    At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or

(c)    At such time that the Trustee has completed the liquidation of the Trust Account and distributed the Property in accordance with Sections 1(i) and 3(i) hereof, this Agreement shall terminate except with respect to Section 3(b).

7.   Miscellaneous.

(a)    The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit E. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

(c)    This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Citi, who, along with each other Underwriter, the parties specifically agree, is and shall be a third party beneficiary for purposes of this Agreement; and provided further, any amendment to Section 3(i) shall require the consent of all of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)    The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e)    Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President
Fax No.: (718) 331-1852

if to the Company, to:

Lank Acquisition Corp.
10 Glenville Street
Greenwich, CT 06831
Attn: Mark C. Davis
Fax No.: [ ]

in either case with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attn: General Counsel
Fax No.: (212) 816-7912

and

Ellenoff, Grossman & Schole LLP
370 Lexington Avenue
New York, New York 10017
Attn: Douglas S. Ellenoff
Fax No.: (212) 370-7889

and

Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
Attn: Ann Chamberlain
Fax No.: (212) 752-5378

(f)    This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Citi.

(g)    Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By: ______________________________________
Name:
Title:

LANK ACQUISITION CORP.

By: ______________________________________
Name: Mark C. Davis
Title: co-President, c-Chairman and co-Chief Financial Officer

EXHIBIT A
[Letterhead of Company]

[Insert date]

American Stock Transfer
& Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President

Re:   Trust Account No. [ ] Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Lank Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company (“Trustee”), dated as of __________, 2008 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [_______]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with paragraph B of Article 6 of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares cast at the meeting relating to the Business Combination, and Public Stockholders holding less than 30% of the IPO Shares have voted against the Business Combination and given notice of exercise of their redemption rights described in paragraph C of Article 6 of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 2(c) of the Trust Agreement, we are providing you with [an affidavit] [a certificate ] of __________, which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”) and (iii) Citi shall deliver to you written instructions for delivery of the deferred discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, (a) to holders of IPO Shares who voted against the Business Combination and exercised their conversion rights in connection therewith, in an amount equal to their pro rata share of the amounts in the Trust Account as of two business days prior to the Consummation Date (including the deferred discount and any income actually received on the Trust Account balance and held in the Trust Account, but less an amount equal to the estimated taxes that are or will be due on such income at an assumed rate of 40%); (b) to Citi in an amount equal to the deferred discount as so directed by them, and (c) the remainder in accordance with the terms of the Instruction Letter. In the event certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

LANK ACQUISITION CORP.

By: ______________________________________
Name: Mark C. Davis
Title: co-President and co-Chief Financial Officer

cc: Citigroup Global Markets Inc.

EXHIBIT B

[Letterhead of Company]

[Insert date]

American Stock Transfer
& Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President

Re:   Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to paragraphs 1(i) and 2(e) of the Investment Management Trust Agreement between Lank Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company (“Trustee”), dated as of _____________, 2008 (“Trust Agreement”), this is to advise you that the Board of Directors of the Company and the stockholders of the Company have voted to dissolve the Company and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by any co-President or the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby authorize you: (i) to the extent there is any interest accrued in the Trust Account not required to be used to pay income taxes on interest income earned on the Trust Account balance in accordance with the Tax Disbursement Letter included herewith, which provides a full account of Tax Payments (as defined therein) made by the Company through the date of this letter but not yet reimbursed by distributions from the Trust, release to us an amount of $__________ (which amount shall not exceed $50,000) to pay costs and expenses incurred in connection with its dissolution and liquidation and (ii) to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and Amended and Restated Certificate of Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of such funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

LANK ACQUISITION CORP.

By: ______________________________________
Name: Mark C. Davis
Title: co-President and co-Chief Financial Officer

cc: Citigroup Global Markets Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

American Stock Transfer
& Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President

Re:   Trust Account No. [ ] Tax Disbursement Letter

Ladies and Gentlemen:

Pursuant to the Investment Management Trust Agreement between Lank Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company dated as of [ ] (“Trust Agreement”), this is to advise you that the Trust Account, as defined in the Trust Agreement, has incurred a total of $ ____________ in taxes (“Tax Payments”) for the period from _______ to ________ (“Tax Period”) as a result of interest and other income earned on the Property, as defined in the Trust Agreement, during the Tax Period.

[The Company has previously paid a total of $ ___________ of such Tax Payments with respect to such Tax Period (“Previously Paid Tax Payments”).] In accordance with the terms of the Trust Agreement, we hereby authorize you to distribute from the Trust Account proceeds from the Property equal to the aggregate Tax Payments on such dates, in such amounts and to such person or persons [, including the Company for reimbursement of Previously Paid Tax Payments,] as indicated on the Schedule of Tax Payments attached hereto as Schedule 1.

LANK ACQUISITION CORP.

By: ______________________________________
Name: Mark C. Davis
Title: co-President and co-Chief Financial Officer

cc: Citigroup Global Markets Inc.

EXHIBIT D
[Letterhead of Company]
[Insert date]
American Stock Transfer
& Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: [ ]
Re: Trust Account No. [ ] Disbursement Letter
Ladies and Gentlemen:
Pursuant to the Investment Management Trust Agreement between Lank Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company dated as of [ , 2008] (the “Trust Agreement”), we hereby authorize you to disburse from the Trust Account proceeds from the Property, as defined in the Trust Agreement, equal to $[ ], to [ ] via wire transfer on , 200 .

LANK ACQUISITION CORP.

By: ______________________________________
Name: Mark C. Davis
Title: co-President and co-Chief Financial Officer

EXHIBIT E

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Lank Acquisition Corp. 10 Glenville Street Greenwich, CT 06831 Attn: Mark C. Davis, co-President	[ ]

Citi:

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attn: [ ]	[ ]

Trustee:

American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, New York 10038 Attn: Herb Lemmer, Vice President	(718) 921-8209

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between Lank Acquisition Corp. and
American Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000
Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$250

Agreed:
Dated: [___], 2008
Lank Acquisition Corp.

By:_______________________________
Mark C. Davis
co-President

American Stock Transfer & Trust Co.

By: _______________________________
Authorized Officer